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                                                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PLC Systems Inc. of our report dated February 18, 2000, except for
Note 12, as to which date is March 28, 2000, included in the 1999 Annual Report to Shareholders of PLC Systems Inc.

Our audits also included the financial statement schedule of PLC Systems Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-98744, 333-34315, 333-53649, 333-68923 and 333-80045 and
Form S-8 Nos. 33-95168 and 333-51547) of PLC Systems Inc. of our report dated February 18, 2000, except for Note 12, as to which date is March 28, 2000 with respect to the consolidated financial statements and schedule of PLC Systems Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                          /s/ Ernst & Young LLP

                                           Ernst & Young LLP



Boston, Massachusetts
March 28, 2000